Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

SAVVIS Inc.

We consent to the incorporation by reference in the following registration statements:

(1)	Form S-3 No. 333-142570 of SAVVIS, Inc.,

(2)	Form S-8 No. 333-101069 pertaining to the 1999 Stock Option Plan of SAVVIS, Inc.,

(3)	Form S-8 Nos. 333-160549, 333-107149, 333-120165, 333-136026, 333-140892, and 333-145017 pertaining to the Amended and Restated 2003 Incentive Compensation Plan of SAVVIS, Inc., and

(4)	Form S-8 No. 333-147060 pertaining to the Amended and Restated Employee Stock Purchase Plan of SAVVIS, Inc.

of SAVVIS, Inc., of our report dated February 12, 2010, with respect to the consolidated balance sheets of Fusepoint Inc. as at December 31, 2009 and 2008, and the related consolidated statements of income, shareholders’ equity and cash flows for the years then ended, which report appears in the Form 8-K/A of SAVVIS, Inc., dated July 28, 2010.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

July 27, 2010

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